UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2005

Trustreet Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-13089	75-2687420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 540-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 23, 2005, Trustreet Properties, Inc. (the “Company”) issued and sold $250,000,000 aggregate principal amount of its 7½% Senior Notes due 2015 (the “Notes”) through a private placement to qualified institutional buyers pursuant to Rule 144A and in offshore transactions pursuant to Regulation S, promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were sold pursuant to a Purchase Agreement among the Company and the Initial Purchasers named therein (collectively, the “Initial Purchasers”), dated March 17, 2005. The Notes were issued pursuant to an Indenture, dated as of March 23, 2005, by and between the Company and Wells Fargo Bank, National Association, as trustee.

In connection with the issuance of the Notes, the Company entered into a Registration Rights Agreement, dated March 23, 2005, by and among the Company and the Initial Purchasers, pursuant to which the Company agreed to file with the Securities and Exchange Commission within 120 days after the original issuance of the Notes, and to use its reasonable best efforts to cause to become effective within 270 days of original issuance of the Notes, an exchange offer registration statement for the purpose of registering the Notes for resale.

The information contained in Item 2.03 of this Form 8-K regarding the terms of the Indenture, the Notes and the Registration Rights Agreement is incorporated by reference into this Item 1.01.

Pursuant to a strategic alliance agreement, Bank of America participates in a mortgage debt financing referral program with CNL Restaurant Capital. Bank of America also serves as a lender and as administrative agent under the Company’s $125 million revolving loan and $385 million term loan facility. Bank of America has received fees for the rendering of such services.

Bank of America, N.A. or its affiliates, provide to the Company and its affiliates (and had provided to the Company’s predecessors and their affiliates), and may in the future provide to certain entities owned or controlled by the Chairman of the board of directors of the Company, or their affiliates, financial advisory and financing services and have received or may in the future receive fees for the rendering of these services. In the ordinary course of its business, affiliates of Bank of America, N.A. may actively trade the debt and equity securities or loans of the Company and its affiliates for its own account or for the accounts of customers and, accordingly, affiliates of Bank of America, N.A. may at any time hold long or short positions in such securities or loans. Banc of America Mortgage Capital Corporation is a party to a joint marketing arrangement with CNL Restaurant Capital Corporation, a subsidiary of the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under An Off-Balance Sheet Arrangement of a Registrant.

7½% Senior Notes due 2015

As discussed in Item 1.01 above, on March 23, 2005, the Company completed the sale of the Notes to the Initial Purchasers. The Notes were sold to certain qualified institutional buyers pursuant to Rule 144A and in offshore transactions in reliance on Regulation S, promulgated under the Securities Act. The Notes have not been registered under the Securities Act or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities law.

The Notes are general unsecured senior obligations of the Company ranking equally with the Company’s existing and future unsecured senior debt but will be effectively subordinated to all of the Company’s existing and future secured debt to the extent of the assets securing that secured debt and to all liabilities of the Company’s subsidiaries.

The net proceeds from the sale of the Notes, after deduction of offering expenses and the Initial Purchasers’ commissions and discounts, were approximately $243.5 million. The Company used the net proceeds to reduce a portion of its outstanding obligations under the financing facilities with a syndicate of lenders, including Bank of America, N.A., as a lender and as administrative agent, which facilities consist of a revolving loan and term loan facility to the Company and which are guaranteed by certain of its subsidiaries.

The terms of the Notes, summarized below, are governed by the Indenture, dated as of March 23, 2005, between the Company and Wells Fargo Bank, National Association, as trustee. The Notes bear interest at 7.5% per annum, payable semiannually on April 1 and October 1 of each year, commencing October 1, 2005. The Notes will mature on April 1, 2015.

The Indenture contains certain covenants that limit the Company’s ability and the ability of the Company’s Restricted Subsidiaries, as defined therein, to, among other things, incur debt; incur liens, make certain dividend payments, distributions and investments; enter into certain transactions with affiliates; restrict dividends or other payments from restricted subsidiaries; issue guarantees of debt; and sell assets or merge with other companies. Upon the occurrence of certain types of changes of control, the

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Indenture requires the Company to make an offer to purchase the Notes at 101% of the principal amount thereof, plus accrued and unpaid interest.

At any time prior to April 1, 2008, the Company may use all or any portion of the net cash proceeds from specified equity offerings to redeem up to 35% of the aggregate principal amount of the Notes issued at a redemption price equal to 107.5% of the principal amount thereof plus accrued and unpaid interest and additional interest, if any, thereon, to the date of redemption; provided that at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any additional notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or its subsidiaries) and the redemption must occur within 60 days of the date of closing of such equity offering. In addition, on or after April 1, 2010, the Company may redeem all or a part of the Notes at redemption prices of 103.750%, 102.500% and 101.250% of the principal amount thereof if the redemption occurs during the respective 12-month periods beginning on April 1 of the years 2010, 2011 and 2012 and at a redemption price of 100% on and after April 1, 2013, in each case, plus any accrued and unpaid interest and additional interest, if any, thereon, to the applicable redemption date.

The Indenture contains customary events of default including, without limitation, failure to make required payments, failure to comply with certain agreements or covenants, cross-defaults to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding to accelerate, or in certain cases, will automatically cause the acceleration of the amounts due under the Notes.

The foregoing description of the Notes and the Indenture is qualified in its entirety by reference to the Indenture, a copy of which is filed herewith as Exhibit 4.1 and incorporated in this Item 2.03 by reference.

Registration Rights Agreement

On March 23, 2005, the Company and the Initial Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Exchange Offer Registration Statement”) under the Securities Act relating to the registration of 7 1/2% Senior Notes due 2015 (the “Exchange Notes”), with terms substantially similar to the Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the holders of the Notes pursuant to an exchange offer (the “Exchange Offer”) who are able to make certain representations the opportunity to exchange their Notes for Exchange Notes. Unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Exchange Offer Registration Statement must be filed with the Commission on or prior to 120 days after March 23, 2005. Unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will use its reasonable best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 270 days after March 23, 2005. Unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company must commence the Exchange Offer and use their best efforts to issue within 30 business days after the date on which the Exchange Offer Registration Statement is declared effective by the Commission, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer. If the Exchange Offer is prohibited by applicable law or Commission policy, or is otherwise not consummated within 30 business days after the 270th day following March 23, 2005, the Company is required to file with the Commission a shelf registration statement (the “Shelf Registration Statement”) to cover resales of the Notes by the holders of the Notes who satisfy certain conditions relating to the provision of information in connection with such Shelf Registration Statement. If so obligated, the Company is required to file a Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises and to cause such Shelf Registration Statement to be declared effective by the Commission on or prior to 210 days after such obligation arises.

If the Company fails to satisfy any of the obligations described above on a timely basis, the Company is required to pay additional interest on the Notes to the holders of the Notes under certain circumstances. The Company must pay additional interest on the Notes if: (i) the Company fails to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing, (ii) any of such registration statements are not declared effective by the Commission on or prior to the date specified for such effectiveness, (iii) the Company fails to consummate the Exchange Offer within 30 business days following the date of effectiveness of the Exchange Offer Registration Statement, or (iv) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales or exchanges of Notes during the periods specified in the Registration Rights Agreement; then the Company will pay additional interest to each holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first registration default in an amount equal to one-quarter of one percent (0.25%) per annum on the principal amount of Notes held by such holder.

The amount of the additional interest will increase by an additional one-quarter of one percent (0.25%) per annum on the principal amount of Notes with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of additional interest for all registration defaults of 1.0% per annum.

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Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of March 23, 2005, by and between the Company and Wells Fargo Bank, National Association, as trustee, relating to the $250,000,000 7½% Senior Notes due 2015 of Trustreet Properties, Inc., including the form of Senior Note.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2005	TRUSTREET PROPERTIES, INC.

	By:	/s/ STEVEN D. SHACKELFORD
Steven D. Shackelford
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of March 23, 2005, by and between the Company and Wells Fargo Bank, National Association, as trustee, relating to the $250,000,000 7½% Senior Notes due 2015 of Trustreet Properties, Inc., including the form of Senior Note.

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